UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 19, 2005, a lawsuit was filed by American Express Travel Related Services Company, Inc. against SAVVIS, Inc. and its Chief Executive Officer, Robert A. McCormick, in the Supreme Court of the State of New York, in connection with the nonpayment of charges on a corporate credit card issued to Mr. McCormick.

On October 24, 2005, SAVVIS announced that its audit committee was conducting a full investigation into the matters relating to the American Express lawsuit and that, pending completion of the investigation, Mr. McCormick has been placed on an unpaid leave of absence. John M. Finlayson, the company’s President and Chief Operating Officer, has been appointed as Acting Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of SAVVIS, Inc. dated October 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: October 28, 2005	By:	/s/ JEFFREY H. VON DEYLEN
Name: Jeffrey H. Von Deylen Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of SAVVIS, Inc. dated October 24, 2005.